LivePerson Announces Third Quarter 2015 Financial Results

-- Adjusted EBITDA Above Guidance Range --

-- Record International Demand --

-- Signs Largest Ever Initial Deal with New Customer --

NEW YORK, November 4, 2015 /PRNewswire/ -- LivePerson, Inc. (NASDAQ: LPSN), a leading provider of digital engagement solutions, today announced financial results for the third quarter ended September 30, 2015.

Revenue
Total revenue was $60.8 million for the third quarter of 2015, an increase of 15% (22% in constant currency) as compared to the same period last year. Within total revenue, business operations (B2B) revenue for the third quarter of 2015 was $57.1 million, an increase of 17% (23% in constant currency). Revenue from consumer operations was $3.7 million.
LivePerson signed a total of 126 deals in the quarter, which includes the addition of 27 new customers. Revenue per enterprise and mid-market customer averaged $187,000 over the trailing twelve months ended in the third quarter of 2015, a 4% sequential increase as compared to the $180,000 calculated for the period ended in the second quarter of 2015. These figures are pro forma to exclude contributions from a previously disclosed customer contract that ended.
"The Company made solid progress in the third quarter on its goals of advancing LiveEngage into the market and transforming customer care,” said CEO Robert LoCascio. “We ended the quarter with approximately one-third of our customers on the new platform, generated record international demand, won our largest ever initial deal with a new brand, and signed a seven-figure expansion that will bring one of our largest existing enterprise customers onto LiveEngage."
Customer Expansion
During the third quarter, the Company signed contracts with the following new customers:

•	A multinational telecommunications firm

•	A cable and satellite television company in the Asia-Pacific region

•	A business software company in Japan

•	An international provider of home and beauty products

•	A European water utility
The Company also expanded business with:

•	A European telecommunications provider

•	A global hospitality and entertainment company

•	A national pet care retailer

•	An online brokerage services firm

•	A Fortune 500 technology company

Net Income
Net income for the third quarter of 2015 was $1.9 million or $0.03 per share, as compared to net loss of $1.1 million or $0.02 per share in the third quarter of 2014. Net income in the third quarter includes a net gain of $3.1 million ($0.04 per share) primarily tied to the reversal of the contingent earn-out associated with Contact At Once. The third quarter 2014 net loss includes $0.2 million of acquisition costs.
Adjusted Net Income and Adjusted EBITDA
Adjusted net income for the third quarter of 2015 was $2.1 million or $0.04 per share, as compared to $0.4 million or $0.01 per share in the third quarter of 2014. Adjusted net income excludes amortization of purchased intangibles, stock-based compensation, restructuring costs, acquisition costs, contingent earn-out adjustments, and the related income tax effect of these adjustments.
Adjusted EBITDA for the third quarter of 2015 was $6.5 million or $0.11 per share, as compared to $7.1 million or $0.13 per share in the third quarter of 2014. Adjusted EBITDA excludes other income/(expense), taxes, depreciation, amortization of purchased intangibles, restructuring costs, acquisition costs, stock-based compensation and other non-cash charges, if any.
A reconciliation of the non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading "Non-GAAP Financial Measures."
Cash and Cash Equivalents
The Company's cash balance was $46.2 million at the end of the third quarter of 2015, including $5.4 million of cash being used as collateral for foreign currency hedging instruments and rent. The Company generated approximately $10.5 million of cash from operations and incurred capital expenditures of approximately $2.6 million. The Company also spent approximately $1.7 million to repurchase shares of its common stock during the third quarter of 2015, as part of its previously announced stock repurchase program.
Financial Expectations
Revenue is tracking roughly 2% below the midpoint of previously issued 2015 annual guidance, due primarily to an incremental $3 million of foreign exchange impact and a $2.5 million shortfall versus plan from Contact At Once. Adjusted EBITDA is tracking toward the upper half of previously issued guidance as the Company is capturing planned leverage from its operating model and previous investments.

The Company's updated 2015 financial expectations are as follows:

Fourth Quarter 2015

Guidance
Revenue (in millions)	$59.0 - $60.0
Adjusted EBITDA (in millions)	$5.5 - $6.1
Diluted adjusted EBITDA per share	$0.10 - $0.11
Diluted adjusted net income per share	$0.03 - $0.04
GAAP net loss per share	$(0.04) - $(0.03)
Fully diluted share count	57.3 million

Full Year 2015

	Updated Guidance	Previous Guidance
Revenue (in millions)	$239.0 - $240.0	$243.0 - $247.0
Adjusted EBITDA (in millions)	$20.4 - $21.0	$19.5 - $22.0
Diluted adjusted EBITDA per share	$0.36 - $0.37	$0.34 - $0.38
Diluted adjusted net income per share	$0.12 - $0.13	$0.12 - $0.15
GAAP net loss per share	$(0.14) - $(0.13)	$(0.26) - $(0.23)
Fully diluted share count	57.2 million	57.5 million

Other Full Year 2015 Assumptions

•	A negative foreign exchange impact on revenue of nearly $10.0 million, from more than $6.0 million previously

•	GAAP gross margin of approximately 71%, from 70% previously

•	Amortization of purchased intangibles of approximately $8.0 million

•	Stock-compensation expense of approximately $12.0 million, from $12.5 million previously

•	Depreciation of approximately $12.0 million

•	Effective tax benefit of approximately 20%, from 15% tax rate previously

•	Capital expenditures of approximately $14 million, from $15 million previously

Stock-Based Compensation
Included in the accompanying financial results are expenses related to stock-based compensation, as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Cost of revenue	$288	$365	$1,092	$1,209
Sales and marketing	760	1,030	2,292	2,766
General and administrative	911	1,088	2,590	2,800
Product development	927	1,171	2,819	2,783
Total	$2,886	$3,654	$8,793	$9,558

Amortization of Purchased Intangibles
Included in the accompanying financial results are expenses related to the amortization of purchased intangibles, as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Cost of revenue	$760	$921	$2,439	$2,658
Amortization of purchased intangibles	1,193	407	3,683	803
Total	$1,953	$1,328	$6,122	$3,461

Supplemental Third Quarter 2015 Presentation
LivePerson will post a presentation providing supplemental information for the third quarter 2015 on the investor relations section of the Company’s web site at http://www.liveperson.com/company/ir.
Earnings Teleconference and Video Discussion Information
The Company will discuss its third quarter 2015 financial results during a teleconference today, November 4, 2015. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00 p.m. Eastern start time; domestic callers (U.S. and Canada) should dial 877-507-3684, while international callers should dial 928-328-1244, and both should reference the conference ID "62049638." The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at http://www.liveperson.com/company/ir.
If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call. To access the replay, please call 855-859-2056 (U.S. and Canada) or 404-537-3406 (international). Please reference the conference ID "62049638." A replay will also be available on the investor relations section of the Company’s web site at http://www.liveperson.com/company/ir.
The Company will also post a video discussion of its third quarter results on YouTube. To view, click on the following link: http://www.youtube.com/user/myliveperson.

About LivePerson
LivePerson, Inc. (NASDAQ: LPSN) offers a cloud-based platform that enables businesses to proactively connect in real-time with their customers via chat, voice, and content delivery at the right time, through the right channel, including websites, social media, and mobile devices. This "intelligent engagement" is driven by real-time behavioral analytics, producing connections based on a true understanding of business objectives and customer needs.
For more information, please visit www.liveperson.com. To view other global press releases about LivePerson, please visit pr.liveperson.com.
Non-GAAP Financial Disclosure
Investors are cautioned that the following financial measures used in this press release are defined as “non-GAAP financial measures” by the Securities and Exchange Commission: adjusted EBITDA, or earnings/(loss) before other income/(expense), taxes, depreciation, amortization of purchased intangibles, restructuring costs, acquisition costs, stock-based compensation, other non-cash charges, if any; and adjusted net income, or net income excluding amortization of purchased intangibles, contingent earn-out adjustments, restructuring costs, acquisition costs, stock-based compensation and the related income tax effect of these adjustments. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation. In addition, although we have provided a reconciliation of these measures to the nearest comparable GAAP measures, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.
Safe Harbor Provision
Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements.  Any such forward-looking statements, including but not limited to financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  It is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change.  Although these expectations may change, we are under no obligation to inform you if they do.  Actual events or results may differ materially from those contained in the projections or forward-looking statements.  Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: potential fluctuations in our quarterly revenue and operating results; competition in the markets for online sales, marketing and customer service solutions, and online consumer services; our ability to retain existing clients and attract new clients; risks related to new regulatory or other legal requirements that could materially impact our business; volatility of the value of certain currencies in relation to the U.S. dollar, particularly the currency of regions where we have operations; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks as we expand internationally and/or as we expand into direct-to-consumer services; impairments to goodwill that result in significant charges to earnings; responding to rapid technological change and changing client preferences; the adverse effect that the global economic downturn may have on our business and results of operations; our ability to retain key personnel, attract new personnel and to manage staff attrition; our ability to expand our operations internationally; risks related to the ability to successfully integrate past or potential future acquisitions; failures or security breaches in our services, those of our third party providers, or in the websites of our customers; risks related to the regulation or possible misappropriation of personal information belonging to our customers’ Internet users; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; privacy concerns relating to the Internet that could result in new legislation or negative public perception; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; risks related to technological or other defects distributing our services; increased allowances for doubtful accounts as a result of an increasing amount of receivables due from customers with greater credit risk; delays in our implementation cycles; risks associated with the recent volatility in the capital markets; our ability to secure additional financing to execute our business strategy; risks associated with our current or any future stock repurchase programs, including whether such programs will enhance long-term stockholder value, and whether such stock repurchases could increase the volatility of the price of our common stock and diminish our cash reserves; our ability to license necessary third party software for use in our products and services, and our ability to successfully integrate third party software;  changes in accounting principles generally accepted in the United States; our ability to maintain our reputation; risks related to our complex products; our recognition of revenue from subscriptions; our lengthy sales cycles; risks related to our operations in Israel, and the civil and political unrest in that region; natural catastrophic events and interruption to our business by man-made problems; the high volatility of our stock price; and risks related to our common stock being traded on more than one securities exchange. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements.  Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenue	$60,757	$52,787	$179,861	$151,702

Costs and expenses:
Cost of revenue	16,937	13,304	51,078	38,200
Sales and marketing	23,286	20,978	71,962	59,449
General and administrative	7,875	8,787	28,511	28,074
Product development	9,567	9,712	29,476	27,999
Restructuring costs	—	—	2,988	—
Amortization of purchased intangibles	1,193	407	3,683	803
Total costs and expenses	58,858	53,188	187,698	154,525

Income (loss) from operations	1,899	(401)	(7,837)	(2,823)

Other (expense) income	(369)	223	(371)	184

Income (loss) before (benefit from) provision for income taxes	1,530	(178)	(8,208)	(2,639)

(Benefit from) provision for income taxes	(395)	962	(2,721)	507

Net income (loss)	$1,925	$(1,140)	$(5,487)	$(3,146)

Net income (loss) per share of common stock:
Basic	$0.03	$(0.02)	$(0.10)	$(0.06)
Diluted	$0.03	$(0.02)	$(0.10)	$(0.06)

Weighted-average shares used to compute net income (loss) per share:
Basic	56,525,647	53,868,124	56,437,198	54,238,536
Diluted	57,084,437	53,868,124	56,437,198	54,238,536

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
Unaudited

Unaudited Supplemental Data
The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2015	2014		2015	2014
Reconciliation of Adjusted EBITDA:
Net income (loss) in accordance with GAAP	$1,925	$(1,140)		$(5,487)	$(3,146)
Add/(less):
Amortization of purchased intangibles	1,953	1,328		6,122	3,461
Stock-based compensation	2,886	3,654		8,793	9,558
Depreciation	2,939	2,344		8,599	6,559
Contingent earn-out adjustments	(3,132)	—		(3,792)	—
Restructuring costs	—	—		2,988	—
(Benefit from) provision for income taxes	(395)	962		(2,721)	507
Acquisition costs	—	216		—	577
Other expense (income)	369	(223)		371	(184)
Adjusted EBITDA (1)	$6,545	$7,141		$14,873	$17,332
Diluted adjusted EBITDA per common share	$0.11	$0.13		$0.26	$0.31

Weighted average shares used in diluted adjusted EBITDA per common share	57,084,437	55,016,387		57,137,938	55,377,614

Reconciliation of Adjusted Net Income:
Net income (loss) in accordance with GAAP	$1,925	$(1,140)		$(5,487)	$(3,146)
Add/(less):
Amortization of purchased intangibles	1,953	1,328		6,122	3,461
Stock-based compensation	2,886	3,654		8,793	9,558
Contingent earn-out adjustments	(3,132)	—		(3,792)	—
Restructuring costs	—	—		2,988	—
Acquisition costs	—	216		—	577
Income tax effect of non-GAAP items (2)	(1,580)	(3,643)	(3)	(3,810)	(4,602)	(3)
Adjusted net income	$2,052	$415		$4,814	$5,848
Diluted adjusted net income per common share	$0.04	$0.01		$0.08	$0.11

Weighted average shares used in diluted adjusted net income per common share	57,084,437	55,016,387		57,137,938	55,377,614

Reconciliation of Net Cash Provided By Operating Activities:
Adjusted EBITDA (1)	$6,545	$7,141		$14,873	$17,332
Add/(less):
Changes in operating assets and liabilities	6,302	11,967		(3,943)	(2,107)
Provision for doubtful accounts	651	117		1,688	1,096
Benefit from (provision for) income taxes	395	(962)		2,721	(507)
Deferred income taxes	(2,989)	(409)		(4,103)	(1,067)
Other (expense) income	(369)	223		(371)	184
Net cash provided by operating activities	$10,535	$18,077		$10,865	$14,931

(1) Earnings/(loss) before other income/(expense), taxes, depreciation, amortization of purchased intangibles, restructuring costs, acquisition costs, stock-based compensation and other non-cash charges.

(2) The Company's income tax effect does not include discrete items.
(3) Income tax effect of non-GAAP items were included to conform with current period presentation.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	September 30, 2015	December 31, 2014

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$40,844	$49,372
Cash held as collateral	5,400	—
Accounts receivable, net	32,443	31,382
Prepaid expenses and other current assets	11,333	10,374
Deferred tax assets, net	2,675	2,575
Total current assets	92,695	93,703

Property and equipment, net	22,305	19,583
Intangibles, net	26,809	32,620
Goodwill	80,387	80,848
Deferred tax assets, net	12,824	10,762
Other assets	2,216	2,301
Total assets	$237,236	$239,817

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$6,769	$8,985
Accrued expenses and other current liabilities	36,902	37,772
Deferred revenue	10,296	11,992
Total current liabilities	53,967	58,749

Other liabilities	589	731
Total liabilities	54,556	59,480

Commitments and contingencies
Total stockholders' equity	182,680	180,337
Total liabilities and stockholders' equity	$237,236	$239,817

Investor contact:
Matthew Kempler
212-609-4214
mkempler@liveperson.com

Media contact:
Erin Kang
212-609-4256
ekang@liveperson.com